Exhibit 99.2

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF DESIGNATION

OF

SERIES A – 6% CUMULATIVE NONPARTICIPATING PERPETUAL PREFERRED

STOCK CONVERTIBLE THROUGH JANUARY 1, 2009

OF

BOFI HOLDING, INC.

BofI Holding, Inc., a corporation organized and existing under the laws of the State of Delaware (herein referred to as the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The Certificate of Designation of the Series A – 6% Cumulative Nonparticipating Perpetual Preferred Stock Convertible through January 1, 2009 (“Series A Preferred Stock”) of the Corporation was originally filed in the Office of the Secretary of State of the State of Delaware on October 27, 2003.

SECOND: The Corporation has issued and outstanding a class of capital stock designated Series A Preferred Stock.

THIRD: The Board of Directors of the Corporation has determined that it would be in the best interests of the Corporation to amend the Certificate of Designation to permit the holders of the Series A Preferred Stock the option to convert their shares of Series A Preferred Stock into shares of Common Stock of the Corporation in connection with a change in control of the Corporation, subject to the terms and conditions specified in this resolution.

FOURTH: That at a meeting of the Board of Directors a resolution providing for amendments to the Certificate of Designation was duly adopted in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, which resolution provides as follows:

RESOLVED, that Exhibit A to the Certificate of Designation of this Corporation specifying the rights, preferences and privileges of the Series A Preferred Stock, be, and it hereby is, amended by the addition of the following paragraphs:

N. Conversion upon a Change in Control. At the option of each holder of Series A Preferred Stock, in the event of a Change in Control (as defined below), each holder of Series A Preferred Stock may convert such holder’s shares of Series A Preferred Stock into shares of Common Stock, in accordance with the terms and procedures set forth herein. Nothing in this paragraph N. shall require a holder of Series A Preferred Stock to convert such holder’s shares pursuant to the terms hereof in the event of a Change in Control.

(1) Definition of Change in Control. As used herein, the term “Change in Control” means the occurrence of any of the following circumstances: (i) fifty-one percent (51%) or more of the outstanding voting stock of the corporation is acquired or beneficially acquired (as defined in Rule I3d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto) by any person or entity in a transaction other than a public offering of the voting stock of the corporation or a new equity offering in exchange for stock of the corporation; or (ii) the corporation is merged or consolidated with or into another corporation in such a manner that the voting shareholders of the corporation immediately prior to such merger or consolidation hold immediately after the merger or consolidation, in the aggregate, less than fifty percent (50%) of the voting stock of the surviving corporation or its parent corporation; or (iii) all or substantially all of the assets of the corporation are sold or otherwise transferred to any person or entity in one transaction or a series of transactions.

(2) Notice of Change in Control; Notice of Election. In the event of a proposed Change of Control, the corporation shall notify the holders of Series A Preferred Stock of such proposed Change in Control at the same time and in the same manner as the corporation notifies the holders of its Common Stock of such proposed Change in Control (the “Change Notice”). The Change Notice shall contain the same information provided by the corporation to the holders of Common Stock regarding the prospective Change in Control and shall include (a) the material terms of the proposed Change in Control, (b) a reminder that the Series A Preferred Stock may be converted in connection with such Change in Control, (c) instructions on how the holder of Series A Preferred Stock may tender such holder’s shares, and (d) a form of notice in which the holder must notify the corporation of such holder’s decision whether to convert such holder’s Series A Preferred Stock (the “Notice of Election”). In the Notice of Election each holder of Series A Preferred Stock shall (i) specify to the corporation whether or not the holder elects to convert such holder’s shares of Series A Preferred Stock, (ii) the number of shares of Series A Preferred Stock being tendered for conversion, (iii) in the case the holder elects to convert such holder’s shares of Series A Preferred Stock in accordance with the terms hereof, expressly accept the terms of conversion, and (iv) provide such other information or undertakings as the corporation may reasonably request in order to effect the conversion of the holder’s shares of Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall complete and return the Notice of Election within the time specified in the Change Notice and subject to the reasonable requirements and instructions of the corporation, but in no event sooner than thirty (30) days after the corporation gives the Change Notice.

(3) Terms of Conversion. Each share of Series A Preferred Stock surrendered for conversion upon a proposed Change in Control (a “Converted Change Share”) shall be valued as the sum of its Preferential Liquidation Amount plus the amount of any accrued and unpaid dividends (the “Exchange Value”). At the closing of a Change in Control, each Converted Change Share shall be converted into a number of shares of Common Stock equal to (a) the aggregate amount of the Exchange Value of all Converted Change Shares tendered by a holder, divided by (b) the price per share of Common Stock at which the Change in Control transaction is being effected (the “Exchange Calculation”). For purposes of the Change in Control transaction, the holder of Converted Change Shares shall be considered a holder of the number of shares of Common Stock calculated in accordance with the Exchange Calculation, subject to the terms of the agreements governing the Change in Control transaction, including those pertaining to the duties and obligations of holders of Common Stock. By way of example only, assume (i) the aggregate Exchange Value of five (5) Converted Change Shares is $53,000, (ii) the price per share of Common Stock at which the Change in Control transaction is being effected is $47.55 per share of Common Stock, (iii) upon the close of the Change in Control each share of Common Stock will be exchanged for ten (10) shares of the common stock of the acquirer, and (iv) fractional shares will be cashed out. Upon the consummation of the closing of the Change in Control, the holder of the five (5) Converted Change Shares will receive 11,146 shares of the acquirer’s common stock (derived from dividing $53,000 by $47.55 per share, which equals 1,114.6162 shares of Common Stock, and multiplying that amount by 10 shares of acquirer’s common stock), plus the cash value of 0.162 shares of acquirer’s common stock.

(4) Additional Terms. Nothing in this paragraph N. affects the continuing right of the corporation to redeem the Series A Preferred Stock, in whole or in part, from time to time, as provided in paragraph G, hereof. Notwithstanding the election by any holder of shares of Series A Preferred Stock to tender such holder’s shares for conversion upon the occurrence of a Change in Control as provided herein, the conversion of such Converted Change Shares shall be contingent upon the consummation of the closing of the Change in Control. If for any reason the proposed Change in Control does not occur, no such surrender and conversion of Converted Change Shares shall be effective and the status of such shares shall be the same as prior to the proposed Change in Control transaction.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Designation to be executed by its duly authorized officer this 22nd day of April, 2011.

BOFI HOLDING, INC.

By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti Executive Vice President and Chief Financial Officer

3